EXHIBIT 23(A)

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Securities and Exchange Commission
450 Fifth Street
Washington, DC  20543

Dear Sir or Madam:

         We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Silver Diner, Inc. of our report dated April 2, 1996, related to the consolidated financial statements of Silver Diner, Inc. and Subsidiaries (formerly Silver Diner Development, Inc., Silver Diner Limited Partnership and Silver Diner Potomac Mills, Inc.) for the year ended December 31, 1995.

/s/ Reznick Fedder & Silverman
____________________________________
REZNICK FEDDER & SILVERMAN

Bethesda, Maryland
July 21, 1998



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